UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2010

___________

EASTERN VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-23565 (Commission File Number)	54-1866052 (IRS Employer Identification No.)
330 Hospital Road Tappahannock, Virginia (Address of Principal Executive Offices)	22560 (Zip Code)

Registrant’s telephone number, including area code: (804) 443-8423

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors.

On February 18, 2010, the Board of Directors of Eastern Virginia Bankshares, Inc. (“the Company”), elected W. Gerald Cox, Michael E. Fiore, Eric A. Johnson and W. Leslie Kilduff, Jr., to serve as directors of the Company for the remainder of the term which shall expire at the 2010 Annual Meeting of Shareholders. Prior to their election to the Company’s Board of Directors, each of the newly-elected directors served on the Board of Directors of the Company’s banking subsidiary, EVB, so both boards of directors are now identical in membership. Mr. Johnson has been appointed to the Compensation Committee, and the remaining newly-elected directors have not been assigned to committees at this time.

Each of the newly-appointed directors is a customer of the Company, and the Company has had, and expects to have in the future, banking transactions with the newly-appointed directors. Loans to the newly-appointed directors were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

An announcement with additional information regarding the newly-elected directors is attached as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Announcement dated February 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: February 24, 2010	By:	/s/Ronald L. Blevins
                                                                                                                Ronald L. Blevins
                                                                                                                Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Announcement dated February 24, 2010.